Exhibit 99.3
Item 1. Financial Statements.
RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(Dollars in millions except per share data)

	Three Months Ended
	December 31,
	2009	2008

Net Sales	$991.9	$968.2
Cost of products sold	(719.1)	(721.9)

Gross Profit	272.8	246.3
Selling, general and administrative expenses	(140.0)	(147.4)
Interest expense, net	(26.5)	(26.3)
Gain on forward sale contracts	—	22.5
Gain on sale of securities	—	15.8
Restructuring charges	(.7)	(.1)

Earnings before Income Taxes and Equity Loss	105.6	110.8
Income taxes	(38.4)	(41.2)

Earnings before Equity Loss	67.2	69.6
Equity in loss of Vail Resorts, Inc., net of related deferred income taxes	—	(4.1)

Net Earnings	$67.2	$65.5

Earnings per Share
Basic	$1.20	$1.17
Diluted	$1.19	$1.15
See accompanying Notes to Condensed Consolidated Financial Statements.
RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(Dollars in millions)

	Three Months Ended
	December 31,
	2009	2008

Net Earnings	$67.2	$65.5
Other comprehensive income (loss)	13.1	(44.9)

Comprehensive Income	$80.3	$20.6

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in millions)

	Dec. 31,	Sept. 30,
	2009	2009

Assets
Current Assets
Cash and cash equivalents	$151.8	$282.8
Marketable securities	10.0	12.0
Investment in Ralcorp Receivables Corporation	126.5	134.4
Receivables, net	105.3	135.9
Inventories	358.7	365.9
Deferred income taxes	5.2	10.6
Prepaid expenses and other current assets	18.8	12.6

Total Current Assets	776.3	954.2
Property, Net	906.8	913.1
Goodwill	2,386.8	2,386.6
Other Intangible Assets, Net	1,162.9	1,172.2
Other Assets	27.7	26.1

Total Assets	$5,260.5	$5,452.2

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts and notes payable	$182.9	$240.4
Due to Kraft Foods Inc.	9.2	13.6
Other current liabilities	219.5	225.0

Total Current Liabilities	411.6	479.0
Long-term Debt	1,521.7	1,611.4
Deferred Income Taxes	455.2	464.6
Other Liabilities	196.2	191.6

Total Liabilities	2,584.7	2,746.6

Shareholders’ Equity Common stock	.6	.6
Additional paid-in capital	1,933.4	1,931.4
Common stock in treasury, at cost	(356.9)	(244.8)
Retained earnings	1,126.5	1,059.3
Accumulated other comprehensive income	(27.8)	(40.9)

Total Shareholders’ Equity	2,675.8	2,705.6

Total Liabilities and Shareholders’ Equity	$5,260.5	$5,452.2

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollars in millions)

	Three Months Ended
	December 31,
	2009	2008

Cash Flows from Operating Activities
Net earnings	$67.2	$65.5
Adjustments to reconcile net earnings to net cash flow provided by operating activities:
Depreciation and amortization	38.4	37.3
Stock-based compensation expense	5.0	4.1
Gain on forward sale contracts	—	(22.5)
Gain on sale of securities	—	(15.8)
Equity in loss of Vail Resorts, Inc.	—	6.4
Deferred income taxes	(9.5)	(.5)
Sale of receivables, net	—	25.0
Other, net	19.8	22.3

Net Cash Provided by Operating Activities	120.9	121.8

Cash Flows from Investing Activities
Additions to property and intangible assets	(22.5)	(17.3)
Proceeds from sale of property	.3	—
Purchases of securities	(12.8)	(.7)
Proceeds from sale or maturity of securities	14.8	7.4

Net Cash Used by Investing Activities	(20.2)	(10.6)

Cash Flows from Financing Activities
Repayments of long-term debt	(89.7)	(142.2)
Net borrowings under credit arrangements	—	39.6
Purchases of treasury stock	(115.5)	—
Proceeds and tax benefits from exercise of stock awards	.7	10.1
Changes in book cash overdrafts	(27.6)	(12.0)
Other, net	—	(1.1)

Net Cash Used by Financing Activities	(232.1)	(105.6)

Effect of Exchange Rate Changes on Cash	.4	(.8)

Net (Decrease) Increase in Cash and Cash Equivalents	(131.0)	4.8
Cash and Cash Equivalents, Beginning of Period	282.8	14.1

Cash and Cash Equivalents, End of Period	$151.8	$18.9

See accompanying Notes to Condensed Consolidated Financial Statements.

RALCORP HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(Dollars in millions except per share data)
NOTE 1 — PRESENTATION OF CONDENSED FINANCIAL STATEMENTS
The accompanying unaudited historical financial statements of Ralcorp Holdings, Inc. (“Ralcorp” or the “Company”) have been prepared in accordance with the instructions for Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim financial statements reflect all adjustments which are, in the opinion of management, necessary to fairly state the results for the periods presented. All such adjustments are of a normal recurring nature. Certain amounts for prior periods have been reclassified to conform to the current period’s presentation, including segment information. Operating results for the periods presented are not necessarily indicative of the results for the full year. These statements should be read in conjunction with the financial statements and notes for the year ended September 30, 2009 included in Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on April 5, 2010. The significant accounting policies for the accompanying financial statements are the same as disclosed in Note 1 in that Exhibit.
NOTE 2 — ACQUISITION
On March 20, 2009, the Company acquired Harvest Manor Farms, LLC, a leading manufacturer of high quality private label and Hoody’s branded snack nuts reported in Ralcorp’s Snacks, Sauces & Spreads segment. Ralcorp’s consolidated financial statements include the results of operations for this acquisition since its acquisition date. The following pro forma information shows Ralcorp’s results of operations as though this business combination had been completed as of October 1, 2008. These pro forma results do not necessarily reflect the actual results of operations that would have been achieved, nor are they necessarily indicative of future results of operations.

	Three Months Ended
	December 31,
	2009	2008
Net sales	$991.9	$1,022.7
Net earnings	67.2	66.0
Basic earnings per share	1.20	1.17
Diluted earnings per share	1.19	1.16

NOTE 3 — PENSION AND OTHER POSTRETIREMENT BENEFITS
The Company sponsors qualified and supplemental noncontributory defined benefit pension plans and other postretirement benefit plans for certain of its employees. The following table provides the components of net periodic benefit cost for the plans.

	Three Months Ended
	December 31,
	2009	2008
Pension Benefits
Service cost	$1.7	$1.2
Interest cost	3.3	3.1
Expected return on plan assets	(4.0)	(3.8)
Amortization of prior service cost	.1	.1
Amortization of net loss	.9	—

Net periodic benefit cost	$2.0	$.6

Other Benefits
Service cost	$.7	$.7
Interest cost	1.3	1.5
Amortization of net loss	(.3)	—

Net periodic benefit cost	$1.7	$2.2

NOTE 4 — FORWARD SALE CONTRACTS
Between December 31, 2005 and December 31, 2006, Ralcorp entered into three forward sale contracts relating to 4.95 million shares of its Vail common stock. As of June 4, 2009, all of the contracts were settled. Ralcorp received cash under the discounted advance payment feature of the contracts, and amortization of the discounts (which totaled $2.1 for the three months ended December 31, 2008) was included in “Interest expense, net” on the statement of earnings. In addition to the unrealized non-cash gains or losses, the $22.5 reported gains on these contracts included charges (paid monthly) for any related stock borrow costs incurred by the counterparty in excess of a contractual limit. During the three months ended December 31, 2008, excess stock borrow costs (and payments) totaled $1.2.
NOTE 5 — RESTRUCTURING CHARGES
Restructuring charges for the three months ended December 31, 2009 and 2008 included residual costs related to the closure of the Frozen Bakery Products plant in Blue Island, IL, which was substantially completed in fiscal 2007. The charges in the three months ended December 31, 2009 included a related asset impairment charge of $.6.

NOTE 6 — EARNINGS PER SHARE
The weighted-average shares outstanding for basic and diluted earnings per share were as follows (in thousands):

	Three Months Ended
	December 31,
	2009	2008
Weighted Average Shares for Basic Earnings per Share	55,924	56,048
Dilutive effect of:
Stock options	346	543
Stock appreciation rights	142	155
Restricted stock awards	150	146

Weighted Average Shares for Diluted Earnings per Share	56,562	56,892

The following schedule shows stock appreciation rights (SARs) which were outstanding and could potentially dilute basic earnings per share in the future but which were not included in the computation of diluted earnings per share for the periods indicated because to do so would have been antidilutive.

	Three Months Ended
	December 31,
	2009	2008
SARs at $56.56 per share	405	435
SARs at $66.07 per share	504	538
SARs at $65.45 per share	25	—
SARs at $58.79 per share	8	—
SARs at $56.27 per share	390	—
SARs at $57.14 per share	13	—
NOTE 7 — DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING
In the ordinary course of business, the Company is exposed to commodity price risks relating to the acquisition of raw materials and supplies, interest rate risks relating to debt, and foreign currency exchange rate risks relating to its Canadian subsidiaries. Authorized individuals within the Company may utilize derivative financial instruments, including (but not limited to) futures contracts, option contracts, forward contracts and swaps, to manage certain of these exposures by hedging when it is practical to do so. The terms of these instruments generally do not exceed eighteen months for commodities, five years for interest rates, and two years for foreign currency. The Company is not permitted to engage in speculative or leveraged transactions and will not hold or issue financial instruments for trading purposes.
As of December 31, 2009, the Company’s derivative instruments consisted of commodity contracts (options, futures, and swaps) used as cash flow or fair value hedges on ingredient purchases and foreign currency forward contracts used as cash flow hedges on receipts of foreign currency-denominated accounts receivable. The Company has hedged approximately 65% to 90% of its needs related to oats, wheat, corn, soy oil, natural gas, and diesel fuel and 40% to 80% of its corrugate packaging needs over a six to twelve month period. At December 31, 2009, the Company held foreign currency forward contracts with a total notional amount of $36.0. During the past several years, the Company was party to interest rate contracts used as cash flow hedges of variable interest payments, as well as forward sale contracts relating to shares of Vail Resorts, Inc. common stock which were not designated as hedging instruments (see Note 4).

The following table shows the fair value and balance sheet location of the Company’s derivative instruments as of December 31, 2009, all of which were designated as hedging instruments under ASC Topic 815.

		Fair Value
		Dec. 31,	Sept. 30,
	Balance Sheet Location	2009	2009
Asset Derivatives:
Foreign exchange contracts	Prepaid expenses and other current assets	$6.9	$7.8
Commodity contracts	Prepaid expenses and other current assets	5.1	.2

		$12.0	$8.0

Liability Derivatives:
Commodity contracts	Other current liabilities	$.8	$7.8
Interest rate contracts	Other current liabilities	—	.4

		$.8	$8.2

The following tables illustrate the effect of the Company’s derivative instruments on the statement of earnings and other comprehensive income (OCI) for the three months ended December 31, 2009 and 2008.

	Amount of Gain					Location and Amount of
	(Loss) Recognized		Location and Amount of			Gain (Loss) Recognized in Earnings
Derivatives in	in OCI		Gain (Loss) Reclassified from Accumulated			[Ineffective Portion and Amount
ASC Topic 815 Cash Flow	[Effective Portion]		OCI into Earnings [Effective Portion]			Excluded from Effectiveness Testing]
Hedging Relationships	2009	2008	Location	2009	2008	Location	2009	2008
Commodity contracts	$9.4	$(27.1)	Cost of products sold	$(5.5)	$(3.3)	Cost of products sold	$(.2)	$(.7)
Foreign exchange contracts	.7	(4.5)	SG&A	2.1	(2.0)	SG&A	—	—
Interest rate contracts	—	(1.8)	Interest expense, net	(1.0)	(.3)	Interest expense, net	—	.1

	$10.1	$(33.4)		$(4.4)	$(5.6)		$(.2)	$(.6)

Derivatives Not Designated		Amount of Gain (Loss)
as Hedging Instruments	Location of Gain (Loss)	Recognized in Earnings
Under ASC Topic 815	Recognized in Earnings	2009	2008
Equity contracts	Gain on forward sale contracts	$—	$22.5
Approximately $5.6 of the net cash flow hedge gains reported in accumulated OCI at December 31, 2009 is expected to be reclassified into earnings within the next twelve months. For gains or losses associated with commodity contracts, the reclassification will occur when the products produced with hedged materials are sold. For gains or losses associated with foreign exchange contracts, the reclassification will occur as hedged foreign currency-denominated accounts receivable are received. For gains or losses associated with interest rate swaps, the reclassification will occur on a straight-line basis over the term of the related debt.
Certain of the Company’s derivative instruments contain provisions that require the Company to post collateral when the derivatives in liability positions exceed a specified threshold. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that were in a liability position on December 31, 2009 was $.8, and the related collateral required was $10.0.

NOTE 8 — FAIR VALUE MEASUREMENTS
The following table represents the Company’s assets and liabilities measured at fair value on a recurring basis and the basis for that measurement according to the levels in the fair value hierarchy in ASC Topic 820:

	December 31, 2009			September 30, 2009
	Total	Level 1	Level 2	Total	Level 1	Level 2
Assets
Marketable securities	$10.0	$10.0	$—	$12.0	$12.0	$—
Derivative assets	12.0	—	12.0	8.0	—	8.0
Deferred compensation investment	21.7	21.7	—	19.9	19.9	—

	$43.7	$31.7	$12.0	$39.9	$31.9	$8.0

Liabilities
Derivative liabilities	$.8	$—	$.8	$8.2	$—	$8.2
Deferred compensation liabilities	31.5	—	31.5	29.6	—	29.6

	$32.3	$—	$32.3	$37.8	$—	$37.8

The fair value hierarchy is based on inputs to valuation techniques that are used to measure fair value that are either observable or unobservable. Observable inputs reflect assumptions market participants would use in pricing an asset or liability based on market data obtained from independent sources, while unobservable inputs reflect a reporting entity’s pricing based upon their own market assumptions. The fair value hierarchy consists of three levels:
Level 1 — Inputs are quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs are quoted prices of similar assets or liabilities in an active market, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable and market-corroborated inputs which are derived principally from or corroborated by observable market data.

Level 3 — Inputs are derived from valuation techniques in which one or more significant inputs or value drivers are unobservable.
The Company’s marketable securities consist of U.S. Treasury Bills. Fair value for marketable securities is measured using the market approach based on quoted prices. The Company utilizes the income approach to measure fair value for its derivative assets and liabilities (which include commodity options and swaps, an interest rate swap, and foreign currency forward contracts). The income approach uses pricing models that rely on market observable inputs such as yield curves, currency exchange rates, and forward prices. The fair value of the deferred compensation investment is invested primarily in mutual funds and is measured using the market approach. This investment is in the same funds and purchased in substantially the same amounts as the participants’ selected investment options (excluding Ralcorp common stock equivalents), which represent the underlying liabilities to participants in the Company’s deferred compensation plans. Deferred compensation liabilities are recorded at amounts due to participants in cash, based on the fair value of participants’ selected investment options (excluding certain Ralcorp common stock equivalents to be distributed in shares) using the market approach.
The carrying amounts reported on the consolidated balance sheets for cash and cash equivalents, receivables and accounts payable approximate fair value because of the short maturities of these financial instruments. The carrying amount of the Company’s variable rate long-term debt (Note 14) approximates fair value because the interest rates are adjusted to market frequently. Based on the discounted amount of future cash flows, using Ralcorp’s incremental rate of borrowing for similar debt, the Company’s fixed rate debt (which had a carrying amount of $1,541.4 as of December 31, 2009 and $1,581.1 as of September 30, 2009) had an estimated fair value of $1,741.7 as of December 31, 2009 and $1,800.3 as of September 30, 2009.

NOTE 9 — SALE OF RECEIVABLES
The Company has an agreement to sell, on an ongoing basis, all of the trade accounts receivable of certain of its subsidiaries to a wholly owned, bankruptcy-remote subsidiary named Ralcorp Receivables Corporation (RRC). As of December 31, 2009, the accounts receivable of the Harvest Manor Farms, Post Foods, Bloomfield Bakers, Cottage Bakery, Western Waffles, and Medallion businesses had not been incorporated into the agreement and were not being sold to RRC. RRC can in turn sell up to $75.0 of ownership interests in qualifying receivables to a bank commercial paper conduit. Ralcorp continues to service the receivables (with no significant servicing assets or liabilities) and remits collections to RRC, who remits the appropriate portion to the conduit as part of a monthly net settlement including the sale of an additional month of receivables.
RRC is a qualifying special purpose entity under ASC Topic 860, and the sale of Ralcorp receivables to RRC is considered a true sale for accounting, tax, and legal purposes. Therefore, the trade receivables sold and the related commercial paper borrowings are not recorded on Ralcorp’s consolidated balance sheets. However, the Company’s consolidated balance sheets reflect an investment in RRC that in substance represents a subordinated retained interest in the trade receivables sold. RRC maintains the risk of credit losses up to the amount of its retained interest. The investment in RRC is stated at carrying value, which approximates fair value.
As of December 31, 2009 and September 30, 2009, the outstanding balance of receivables sold to RRC (net of an allowance for doubtful accounts based on historical losses and the economic status of customers) was $126.5 and $134.4, respectively, and the Company elected not to sell any to the conduit, resulting in a retained interest of $126.5 and $134.4, respectively, reflected on the Company’s consolidated balance sheet as an “Investment in Ralcorp Receivables Corporation.” Discounts related to the sale of receivables (based on contractual rates) totaled zero and $.4 in the three months ended December 31, 2009 and 2008, respectively, and are included on the statement of earnings in selling, general and administrative expenses. Cash received from or paid to the conduit is included in net cash flows from operating activities.
NOTE 10 — INVENTORIES consisted of:

	Dec. 31,	Sept. 30,
	2009	2009
Raw materials and supplies	$153.9	$152.4
Finished products	209.0	217.0

	362.9	369.4
Allowance for obsolete inventory	(4.2)	(3.5)

	$358.7	$365.9

NOTE 11 — PROPERTY, NET consisted of:

	Dec. 31,	Sept. 30,
	2009	2009
Property at cost	$1,479.1	$1,458.8
Accumulated depreciation	(572.3)	(545.7)

	$906.8	$913.1

NOTE 12 — OTHER INTANGIBLE ASSETS, NET consisted of:

	Dec. 31,	Sept. 30,
	2009	2009
Computer software	$54.5	$52.8
Customer relationships	421.7	421.2
Trademarks/brands	816.0	816.0
Other	13.1	13.1

	1,305.3	1,303.1
Accumulated amortization	(142.4)	(130.9)

	$1,162.9	$1,172.2

Amortization expense related to intangible assets was:

	Three Months Ended
	December 31,
	2009	2008
Computer software	$1.9	$1.1
Customer relationships	7.2	7.1
Trademarks/brands	1.7	1.5
Other	.5	.4

	$11.3	$10.1

NOTE 13 — CONTINGENCIES
In May 2009, a customer notified the Company that it was seeking to recover out-of-pocket costs and damages associated with the customer’s recall of certain peanut butter-based products. The customer recalled those products in January 2009 because they allegedly included ingredients that had the potential to be contaminated with salmonella. The customer’s recall stemmed from the U.S. Food and Drug Administration and other authorities’ investigation of Peanut Corporation of America, which supplied the Company with peanut paste and other ingredients. In accordance with the Company’s contractual arrangements with the customer, the parties have submitted these claims to mediation, which remains ongoing. At the present time, the amount of liability, if any, associated with this issue cannot be determined with any certainty. However, based upon present information, the Company does not believe that its ultimate liability, if any, arising from this claim will be material to the Company’s annual earnings, cash flows, or financial position.

NOTE 14 — LONG-TERM DEBT consisted of:

	December 31, 2009		September 30, 2009
	Balance	Rate	Balance	Rate
Fixed Rate Senior Notes, Series B	$29.0	4.24%	$58.0	4.24%
Fixed Rate Senior Notes, Series C	50.0	5.43%	50.0	5.43%
Fixed Rate Senior Notes, Series D	42.9	4.76%	53.6	4.76%
Fixed Rate Senior Notes, Series E	100.0	5.57%	100.0	5.57%
Fixed Rate Senior Notes, Series F	75.0	5.43%	75.0	5.43%
Floating Rate Senior Notes, Series G	—	n/a	50.0	0.86%
Fixed Rate Senior Notes, Series I-1	75.0	5.56%	75.0	5.56%
Fixed Rate Senior Notes, Series I-2	25.0	5.58%	25.0	5.58%
Fixed Rate Senior Notes, Series J	100.0	5.93%	100.0	5.93%
Fixed Rate Senior Notes maturing 2018	577.5	7.29%	577.5	7.29%
Floating Rate Senior Notes maturing 2018	20.0	2.81%	20.0	2.98%
Fixed Rate Senior Notes maturing 2020	67.0	7.39%	67.0	7.39%
Fixed Rate Senior Notes maturing 2039	300.0	6.63%	300.0	6.63%
Fixed Rate Senior Notes, Series 2009A	50.0	7.45%	50.0	7.45%
Fixed Rate Senior Notes, Series 2009B	50.0	7.60%	50.0	7.60%
Industrial Development Revenue Bond	5.6	0.70%	5.6	1.00%
$400 Revolving Credit Agreement	—	n/a	—	n/a
Other	.3	Various	.3	Various

	1,567.3		1,657.0
Less: Current portion	(45.6)		(45.6)

	$1,521.7		$1,611.4

NOTE 15 — SHAREHOLDERS’ EQUITY
During the three months ended December 31, 2009, the Company repurchased 2,000,000 shares of its common stock at a total cost of $115.5. As of December 31, 2009, there were 8,746,479 shares in treasury and 54,730,156 shares outstanding. As of September 30, 2009, there were 6,840,231 shares in treasury and 56,636,404 shares outstanding.
Accumulated other comprehensive income increased $13.1 during the three months ended December 31, 2009 as a result of a $14.7 net gain from cash flow hedging activities and a $3.8 increase in the foreign currency translation adjustment, offset by $5.4 of related income tax adjustments.
NOTE 16 — SEGMENT INFORMATION
Effective October 1, 2009, the Company reorganized its management reporting to combine the businesses formerly included in separate Snacks and Sauces & Spreads segments into a single operating segment named Snacks, Sauces & Spreads. In addition, the Company now provides separate information for Branded Cereal Products and Other Cereal Products (formerly combined as Cereals). Management evaluates each segment’s performance based on its profit contribution, which is profit or loss from operations before income taxes, interest, costs related to restructuring activities, and other unallocated corporate income and expenses. The following tables present information about the Company’s operating segments, which are also its reportable segments, including corresponding amounts for the prior year which have been revised to reflect the new segment structure.

	Three Months Ended
	December 31,
	2009	2008
Net Sales
Branded Cereal Products	$245.9	$256.3
Other Cereal Products	194.9	193.0
Snacks, Sauces & Spreads	369.3	327.8
Frozen Bakery Products	181.8	191.1

Total	$991.9	$968.2

Profit Contribution
Branded Cereal Products	$49.1	$52.2
Other Cereal Products	24.2	21.9
Snacks, Sauces & Spreads	47.5	29.7
Frozen Bakery Products	26.4	15.0

Total segment profit contribution	147.2	118.8
Interest expense, net	(26.5)	(26.3)
Gain on forward sale contracts	—	22.5
Gain on sale of securities	—	15.8
Restructuring charges	(.7)	(.1)
Stock-based compensation expense	(5.0)	(4.1)
Post Foods transition and integration costs	(.6)	(7.1)
Other unallocated corporate expenses	(8.8)	(8.7)

Earnings before income taxes and equity loss	$105.6	$110.8

Depreciation and Amortization
Branded Cereal Products	$13.6	$14.9
Other Cereal Products	5.2	5.1
Snacks, Sauces & Spreads	8.5	7.1
Frozen Bakery Products	8.7	8.8
Corporate	2.4	1.4

Total	$38.4	$37.3

	Dec. 31,	Sept. 30,
	2009	2009
Assets
Branded Cereal Products	$3,307.4	$3,351.7
Other Cereal Products	262.3	269.5
Snacks, Sauces & Spreads	610.9	604.0
Frozen Bakery Products	717.5	723.9

Total segment assets	4,898.1	4,949.1
Cash and cash equivalents	151.8	282.8
Investment in Ralcorp Receivables Corporation	126.5	134.4
Other unallocated corporate assets	84.1	85.9

Total	$5,260.5	$5,452.2

NOTE 17 — CONDENSED FINANCIAL STATEMENTS OF GUARANTORS
On August 14, 2009, the Company issued $300.0 of 6.625% Senior Notes maturing 2039. The notes are fully and unconditionally guaranteed on a joint and several basis by most of Ralcorp’s domestic subsidiaries (Guarantor Subsidiaries), each of which is wholly owned, directly or indirectly, by Ralcorp Holdings, Inc. (Parent Company). In addition, such securities are collateralized by 65% of the stock of Ralcorp’s indirectly wholly owned foreign operating subsidiaries. The notes are not guaranteed by the foreign subsidiaries and a few of Ralcorp’s wholly owned domestic subsidiaries (Non-Guarantor Subsidiaries).
Set forth below are condensed consolidating financial statements presenting the results of operations, financial position, and cash flows of the Parent Company, the Guarantor Subsidiaries on a combined basis, and the Non-Guarantor Subsidiaries on a combined basis, along with the eliminations necessary to arrive at the information for Ralcorp Holdings, Inc. on a consolidated basis. Eliminations represent adjustments to eliminate investments in subsidiaries and intercompany balances and transactions between or among the Parent Company, the Guarantor Subsidiaries, and the Non-Guarantor Subsidiaries. For this presentation, investments in subsidiaries are accounted for using the equity method of accounting.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended December 31, 2009
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net Sales	$135.6	$841.4	$48.2	$(33.3)	$991.9
Other intercompany revenues	.5	.5	8.6	(9.6)	—
Cost of products sold	(98.8)	(611.1)	(42.5)	33.3	(719.1)

Gross Profit	37.3	230.8	14.3	(9.6)	272.8
Selling, general and administrative expenses	(34.9)	(108.1)	(6.6)	9.6	(140.0)
Interest (expense) income, net	(26.9)	(.2)	.6	—	(26.5)
Restructuring charges	(.7)	—	—	—	(.7)

(Loss) Earnings before Income Taxes and Equity Earnings	(25.2)	122.5	8.3	—	105.6
Income taxes	9.3	(45.4)	(2.4)	—	(38.4)

(Loss) Earnings before Equity Earnings	(15.9)	77.1	5.9	—	67.2
Equity in earnings of subsidiaries	83.1	2.7	—	(85.8)	—

Net Earnings	$67.2	$79.9	$5.9	$(85.8)	$67.2

	Three Months Ended December 31, 2008
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net Sales	$136.7	$807.5	$48.5	$(24.5)	$968.2
Other intercompany revenues	.5	.5	8.5	(9.5)	—
Cost of products sold	(103.2)	(606.2)	(37.0)	24.5	(721.9)

Gross Profit	34.0	201.8	20.0	(9.5)	246.3
Selling, general and administrative expenses	(36.8)	(105.6)	(14.5)	9.5	(147.4)
Interest (expense) income, net	(27.1)	(.2)	1.0	—	(26.3)
Gain on forward sale contracts	—	22.5	—	—	22.5
Gain on sale of securities	—	15.8	—	—	15.8
Restructuring charges	(.1)	—	—	—	(.1)

(Loss) Earnings before Income Taxes and Equity Earnings	(30.0)	134.3	6.5	—	110.8
Income taxes	11.1	(50.6)	(1.7)	—	(41.2)

(Loss) Earnings before Equity Earnings	(18.9)	83.7	4.8	—	69.6
Equity in earnings of subsidiaries	84.4	1.8	—	(86.2)	—
Equity in loss of Vail Resorts, Inc., net of related deferred income taxes	—	(4.1)	—	—	(4.1)

Net Earnings	$65.5	$81.4	$4.8	$(86.2)	$65.5

CONDENSED CONSOLIDATING BALANCE SHEETS

	December 31, 2009
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$136.9	$—	$14.9	$—	$151.8
Marketable securities	10.0	—	—	—	10.0
Investment in Ralcorp Receivables Corporation	165.0	—	—	(38.5)	126.5
Receivables, net	2.0	88.5	143.3	(128.5)	105.3
Inventories	71.4	277.3	10.0	—	358.7
Deferred income taxes	(.8)	6.2	(.2)	—	5.2
Prepaid expenses and other current assets	9.7	1.9	7.2	—	18.8

Total Current Assets	394.2	373.9	175.2	(167.0)	776.3
Intercompany Notes and Interest	—	—	79.8	(79.8)	—
Investment in Subsidiaries	4,074.0	189.0	—	(4,263.0)	—
Property	230.7	1,127.0	121.4	—	1,479.1
Accumulated Depreciation	(159.2)	(387.3)	(25.8)	—	(572.3)
Goodwill	—	2,342.5	44.3	—	2,386.8
Other Intangible Assets	52.6	1,225.4	27.3	—	1,305.3
Accumulated Amortization	(30.5)	(104.4)	(7.5)	—	(142.4)
Other Assets	5.3	22.3	.1	—	27.7

Total Assets	$4,567.1	$4,788.4	$414.8	$(4,509.8)	$5,260.5

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts and notes payable	$53.1	$122.5	$9.3	$(2.0)	$182.9
Due to Kraft Foods Inc.	—	8.9	.3	—	9.2
Other current liabilities	138.5	75.3	5.7	—	219.5

Total Current Liabilities	191.6	206.7	15.3	(2.0)	411.6
Intercompany Notes and Interest	62.0	17.8	—	(79.8)	—
Long-term Debt	1,521.7	—	—	—	1,521.7
Deferred Income Taxes	(52.9)	511.2	(3.1)	—	455.2
Other Liabilities	169.2	20.0	7.0	—	196.2

Total Liabilities	1,891.6	755.7	19.2	(81.8)	2,584.7

Shareholders’ Equity
Common stock	.6	—	—	—	.6
Other shareholders’ equity	2,674.9	4,032.7	395.6	(4,428.3)	2,674.9

Total Shareholders’ Equity	2,675.5	4,032.7	395.6	(4,428.3)	2,675.5

Total Liabilities and Shareholders’ Equity	$4,567.1	$4,788.4	$414.8	$(4,510.1)	$5,260.2

	September 30, 2009
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current Assets
Cash and cash equivalents	$263.5	$.2	$19.1	$—	$282.8
Marketable securities	12.0	—	—	—	12.0
Investment in Ralcorp Receivables Corporation	159.7	—	—	(25.3)	134.4
Receivables, net	7.5	114.2	151.2	(137.0)	135.9
Inventories	69.0	287.6	9.3	—	365.9
Deferred income taxes	4.6	6.2	(.2)	—	10.6
Prepaid expenses and other current assets	2.3	2.0	8.3	—	12.6

Total Current Assets	518.6	410.2	187.7	(162.3)	954.2
Intercompany Notes and Interest	—	—	66.1	(66.1)	—
Investment in Subsidiaries	4,053.7	183.4	—	(4,237.1)	—
Property	229.1	1,113.1	116.6	—	1,458.8
Accumulated Depreciation	(156.5)	(366.2)	(23.0)	—	(545.7)
Goodwill	—	2,342.5	44.1	—	2,386.6
Other Intangible Assets	50.9	1,225.4	26.8	—	1,303.1
Accumulated Amortization	(28.6)	(95.4)	(6.9)	—	(130.9)
Other Assets	5.7	20.3	.1	—	26.1

Total Assets	$4,672.9	$4,833.3	$411.5	$(4,465.5)	$5,452.2

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts and notes payable	$69.8	$157.6	$15.6	$(2.6)	$240.4
Due to Kraft Foods Inc.	—	13.3	.3	—	13.6
Other current liabilities	115.4	101.9	7.7	—	225.0

Total Current Liabilities	185.2	272.8	23.6	(2.6)	479.0
Intercompany Notes and Interest	48.5	17.6	—	(66.1)	—
Long-term Debt	1,611.4	—	—	—	1,611.4
Deferred Income Taxes	(43.5)	511.2	(3.1)	—	464.6
Other Liabilities	165.7	18.8	7.1	—	191.6

Total Liabilities	1,967.3	820.4	27.6	(68.7)	2,746.6

Shareholders’ Equity Common stock	.6	—	—	—	.6
Other shareholders’ equity	2,705.0	4,012.9	383.9	(4,396.8)	2,705.0

Total Shareholders’ Equity	2,705.6	4,012.9	383.9	(4,396.8)	2,705.6

Total Liabilities and Shareholders’ Equity	$4,672.9	$4,833.3	$411.5	$(4,465.5)	$5,452.2

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2009
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Consolidated
Net Cash Provided (Used) by Operating Activities	$25.7	$97.7	$(2.5)	$120.9

Cash Flows from Investing Activities
Additions to property and intangible assets	(3.4)	(16.4)	(2.7)	(22.5)
Proceeds from sale of property	—	.2	.1	.3
Purchases of securities	(12.8)	—	—	(12.8)
Proceeds from sale or maturity of securities	14.8	—	—	14.8
Intercompany investments and advances	65.2	(64.5)	(.7)	—

Net Cash Provided (Used) by Investing Activities	63.8	(80.7)	(3.3)	(20.2)

Cash Flows from Financing Activities
Repayments of long-term debt	(89.7)	—	—	(89.7)
Purchases of treasury stock	(115.5)	—	—	(115.5)
Proceeds and tax benefits from exercise of stock awards	.7	—	—	.7
Changes in book cash overdrafts	(11.6)	(17.2)	1.2	(27.6)

Net Cash (Used) Provided by Financing Activities	(216.1)	(17.2)	1.2	(232.1)

Effect of exchange rate changes on cash	—	—	.4	.4

Net Decrease in Cash and Cash Equivalents	(126.6)	(.2)	(4.2)	(131.0)
Cash and Cash Equivalents, Beginning of Period	263.5	.2	19.1	282.8

Cash and Cash Equivalents, End of Period	$136.9	$—	$14.9	$151.8

	Three Months Ended December 31, 2008
	Parent	Guarantor	Non-Guarantor
	Company	Subsidiaries	Subsidiaries	Consolidated
Net Cash Provided by Operating Activities	$13.3	$94.7	$13.8	$121.8

Cash Flows from Investing Activities
Additions to property and intangible assets	(7.0)	(9.4)	(.9)	(17.3)
Proceeds from sale of property	—	(.9)	.9	—
Purchases of securities	(.7)	—	—	(.7)
Proceeds from sale or maturity of securities	7.3	.1	—	7.4
Intercompany investments and advances	82.0	(77.1)	(4.9)	—

Net Cash Provided (Used) by Investing Activities	81.6	(87.3)	(4.9)	(10.6)

Cash Flows from Financing Activities
Repayments of long-term debt	(142.2)	—	—	(142.2)
Net borrowings under credit arrangements	39.5	.1	—	39.6
Proceeds and tax benefits from exercise of stock awards	8.8	1.3	—	10.1
Changes in book cash overdrafts	.2	(11.9)	(.3)	(12.0)
Other, net	(1.0)	(.1)	—	(1.1)

Net Cash Used by Financing Activities	(94.7)	(10.6)	(.3)	(105.6)

Effect of exchange rate changes on cash	—	—	(.8)	(.8)

Net Increase (Decrease) in Cash and Cash Equivalents	.2	(3.2)	7.8	4.8
Cash and Cash Equivalents, Beginning of Period	6.0	.9	7.2	14.1

Cash and Cash Equivalents, End of Period	$6.2	$(2.3)	$15.0	$18.9